FORM 8-A


                                (Amendment No.1)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
                  OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                 TIN# 38-0572515
   ---------------------------                 --------------------------
   (State of incorporation or              (I.R.S. Employer Identification No.)
     organization)
    300 Renaissance Center

    Detroit, Michigan                               48265-3000
    -----------------                               ----------
  (Address of principal executive offices)          (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-75534 and 333-83514.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on
Title of each class to be registered            which each class is to be
                                                registered
------------------------------------            --------------------------
4.50% Series A Convertible Senior               New York Stock Exchange, Inc.
Debentures due 2032


Securities to be registered pursuant to Section 12(g) of the Act: None









                 Information Required in Registration Statement

Item 1 and Item 2 are hereby amended and restated as follows:


Item 1.     Description of Registrant's Securities to be Registered.


A description of the 4.50% Series A Convertible Senior Debentures due 2032 of the Registrant is contained in the "Description of Debt Securities" set forth in the Prospectus dated January 2, 2002 (filed as part of the Registration Statement on Form S-3 (Registration No. 333-75534) of the Registrant under the Securities Act of 1993, as amended) and in the "Description of Series A Debentures" set forth in the related Prospectus Supplement of the Registrant dated February 28, 2002, which descriptions are incorporated herein by reference.

Item 2.           Exhibits.

          Number                    Description
          ------                    -----------

          1. Restated Certificate of Incorporation of the Registrant, as amended and supplemented to date. See Exhibit 3(a) to the most recent Form 10-K or Form 10-Q as appropriate.

          2. By-Laws of the Registrant, as amended and supplemented to date. See Exhibit 3(b) to the most recent Form 10-K or 10-Q as appropriate.

          3. Senior Debt Indenture, dated as of December 7, 1995, by and between the Registrant and Citibank, N.A. as trustee, incorporated herein by reference to Exhibit 4(a) of the Registration Statement on Form S-3 (No. 33-64229) of the Registrant filed on November 14, 1995.

          4. First Supplemental Indenture, dated as of March 4, 2002 by and between the Registrant and Citibank, N.A. as trustee.

          5. Form of 4.50% Series A Convertible Senior Debentures due 2032.






                                    Signature


Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    General Motors Corporation
                                    --------------------------
                                            (Registrant)



Date: March 6, 2002                 By:         /s/ Sanjiv Khattri
                                    -----------------------------------
                                    Sanjiv Khattri, Assistant Treasurer